EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-37409, 33-31697, 33-43914, 33-47453,
33-53990, 33-60464, 33-71862, 33-83148, and 33-65495) pertaining to one or more of the following: the Cirrus Logic, Inc. 1987 Stock Option Plan; the Cirrus Logic, Inc. 1989 Employee Stock Purchase Plan; the Cirrus Logic, Inc. 1990 Directors' Stock Option Plan;
the Cirrus Logic, Inc. 1991 Non-qualified Stock Option Plan; the DST Stock Option Plan; the Crystal Semiconductor Corporation 1987 Incentive Stock Option Plan; the Acumos, Inc. 1989 Stock Option Plan; the Pacific Communication Sciences, Inc. 1987 Stock Option Plan; and the PicoPower Technology Inc. 1992 Stock Option Plan of our report dated April 24, 1996 (except for the second paragraph of Note 8, as to which the date is April 30, 1996; and the third paragraph of Note 14, as to which the date is June 27, 1996), with respect to the consolidated financial statements and schedule of Cirrus Logic, Inc. included in the Annual Report (Form 10-K) for the year ended March 30, 1996.

                                            /s/Ernst & Young LLP

San Jose, California
June 27, 1996